Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT:
December 20, 2004	A. Clay Leighton, Chief Financial Officer, Sonic Solutions
6:30 AM EST	415.893.8000 phone • 415.893.8008 fax
clay_leighton@sonic.com email
NASDAQ:SNIC
Carolyn Bass or Rob Walker, Market Street Partners
415.445.3234 phone • 415.398.2112 fax
carolyn@marketstreetpartners.com email
rwalker@marketstreetpartners.com email

Sonic Solutions Completes Purchase of

Consumer Software Division of Roxio

Combination Creates Digital Media Software Powerhouse

Marin County, California (December 20, 2004) — Sonic Solutions (NASDAQ: SNIC) today announced the completion of its purchase of Roxio’s consumer software division. Under the terms of the transaction, previously announced, Sonic is acquiring substantially all the business and assets of the division, including all products, intellectual property, and trademarks, including the Roxio name. More than 200 Roxio employees, based at several U.S. and international locations, will join Sonic. Roxio, Inc., which will retain the Napster division, has officially changed its name to Napster, Inc.

“Since we first announced this transaction last August, members of both Sonic and the Roxio software division have been hard at work to complete the details of the deal and to join our operations,” said Bob Doris, president and chief executive officer of Sonic. “The new Sonic Solutions will be one of the largest digital media software companies in the world, and the clear leader in CD and DVD creation tools and applications. We’re looking forward with great enthusiasm to 2005 as we continue to provide great technology and tools to our many partners, and outstanding digital media experiences to our hundreds of millions of consumer customers.”

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic’s products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premiere choice for consumers, prosumers and business users worldwide.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • www.sonic.com

Sonic Solutions Completes Purchase of Consumer Software Division of Roxio

Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic’s digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, DVDit, InterActual, MyDVD, RecordNow, and Roxio are trademarks or registered trademarks of Sonic Solutions or its subsidiaries in the United States and/or other countries. Napster is a registered trademark of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Napster, Inc. or Sonic under license.

The above paragraphs of this press release may contain forward looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward looking statements as a result of various risks and uncertainties including, among others, the reaction of customers of Sonic and Roxio to the acquisition, Sonic’s ability to integrate Roxio ‘s consumer software business and technology with its own and other factors, including those discussed in the Company’s annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Company’s most recent annual report on Form 10-K, Form 10-Q and Registration Statement on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company’s business including risks and uncertainties that may affect future results. The Company does not undertake to update any forward looking statements.